CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 14, 2006 on the financials statements and financial highlights of Touchstone Variable Series Trust, in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A, No. 33-76566), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.





                                              /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
April 27, 2006